[***] Certain identified information has been excluded from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2

Amendment No. 3 to Amended and Restated Reseller Agreement

Dell, Inc., for itself and its Subsidiaries other than SecureWorks, Inc., (“Reseller”) and SecureWorks, Inc., for itself and its Subsidiaries (“Spyglass”) hereby enter into this Amendment No. 3 (“Amendment”) as of the date of last signature below (“Amendment Effective Date”) for the purpose of amending the Amended and Restated Reseller Agreement, dated October 25, 2015, and those amendments, addenda or riders thereto dated prior to the Amendment Effective Date (collectively the “Reseller Agreement”).

WHERAS, the parties desire to clarify the understandings under the Reseller Agreement with respect to end user clients who are public and/or educational institutions located within the United States.

WHEREAS, the terms and conditions of this Amendment only apply to transactions under the Reseller Agreement involving end user clients who are public and/or educational institutions (including but not limited to federal customers) located within the United States (such clients referred to in this Amendment as “Public Clients”).

WHEREAS, Reseller has certain agreements in place with Public Clients that Spyglass and Reseller may desire to leverage to facilitate the resale of Spyglass products and Services (as defined in the Reseller Agreement) to Public Clients when permitted under such agreements (such agreements referred to in this Amendment as “Public Client Contract(s)”).

NOW, THEREFORE, in consideration of the promises and obligations contained herein, the parties agree as follows:

1.
RELATIONSHIP TO RESELLER AGREEMENT. This Amendment hereby incorporates by reference and amends the above-referenced Reseller Agreement. The Reseller Agreement shall remain in effect and unchanged except to the extent provided in this Amendment. In case of any conflict between this Amendment and the Reseller Agreement, the provisions of this Amendment shall control with regard to the subject matter set forth herein.

2.	DEFINITIONS. Unless specifically stated otherwise in this Amendment, all terms defined in the Reseller Agreement shall have the same meaning when used in this Amendment.
3.    CHANGES TO RESELLER AGREEMENT.
The parties agree to make the following changes to the Reseller Agreement:
3.1 Section 1.1.1 of the Reseller Agreement is modified by deleting the following sentence:
“Spyglass will invoice Reseller an amount equal to Reseller’s Services-related invoiced revenue, net of credit memos and write-offs of uncollectible accounts receivable, less [***] percent.”

3.2	Sections 3.1 and 7.3 of the Reseller Agreement are modified by adding the following as the last sentence to each section:
Notwithstanding the foregoing or anything to the contrary in the Reseller Agreement, Spyglass agrees that the terms and conditions of the applicable Public Client Contract shall govern the Spyglass products and Services resold or delivered to a Public Client, except to the extent that the Public Client Contract is modified by the written agreement of Spyglass and the applicable Public Client; provided, that Spyglass first receives written confirmation from Reseller that modifications are permitted pursuant to the Public Client Contract. Notwithstanding anything to the contrary in the Reseller Agreement, Spyglass acknowledges and agrees that Reseller has no obligation to flow-through Spyglass terms and conditions to Public Clients. In the event of a conflict between the terms and conditions of the Reseller Agreement and the Public Client Contract, the terms and conditions of the Public Client Contract shall govern with regard to Spyglass products and Services resold or delivered to a Public Client.

3.3	Section 4.0 of the Reseller Agreement is modified by adding the following new provision as Section 4.3:
4.3 Spyglass Obligations for Public Client Contracts. Spyglass agrees that it is solely responsible to provide all of Spyglass products, Services and other obligations specified in any proposal, service order, statement of work or other similar documentation that is provided by Spyglass to Reseller or a Public Client in connection with a Public Client Contract or which is otherwise negotiated or approved by Spyglass in connection with a Public Client and/or Public Client Contract, in each case pursuant to the terms and conditions of the applicable Public Client Contract, notwithstanding anything to the contrary in the Reseller Agreement, and Reseller is solely responsible for invoicing the Public Client. Additionally and notwithstanding anything to the contrary in the Reseller Agreement, each party agrees that it shall: (a) adhere to the then-current SLED Rules of Engagement for DMLP and SecureWorks (“Rules of Engagement”) (as amended by the mutual agreement of the parties), (b) provide the other party with all proposals service orders, statements of work or other similar documentation which it negotiates or provides to/with a Public Client, and (c) work cooperatively with the other party to address any reporting, administrative fees and other obligations required under the Public Client Contract in connection with Spyglass’ products and Services.
3.4 Section 13.2 (Reseller Indemnification Obligations) of the Reseller Agreement is modified for Public Clients only by:

a.
replacing “(iv) any failure by Reseller to get the Flow Through Terms into the Customer Agreement (this clause (iv) indemnification obligation, the “Flow Through Obligation”) with “(iv) Intentionally deleted”, and

b.	deleting “or any Client’s” from Section 13.2(v).
3.5 Section 13.3 of the Reseller Agreement is modified by adding the following new provision as the last sentence:
In addition to the foregoing, Spyglass will, at its expense, indemnify, defend and hold Reseller harmless from and against all Claims arising out of or in connection with Spyglass’ acts or omissions or performance or nonperformance of (a) Spyglass’ obligations specified in the Reseller Agreement, or (b) products or services provided by Spyglass pursuant to any proposal, service order, quote, statement of work or other similar documentation issued, executed or otherwise approved by Spyglass in connection with a Public Client (this indemnity referred to as the “SLED Obligation”).
3.6    Section 14 (Limitation of Liability) is modified by:

a.	replacing “RESELLER’S FLOW-THROUGH OBLIGATIONS” with “SPYGLASS’ SLED OBLIGATIONS” in the first line of Section 14, and

b.	adding “SPYGLASS’ SLED OBLIGATIONS” after “EXCEPT” in line 13 of Section 14 to provide: “EXCEPT FOR SPYGLASS’ SLED OBLIGATIONS OR AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION…”, and

c.
adding the following new provision as the last sentence of Section 14: “WITH REGARD TO SPYGLASS’ SLED OBLIGATIONS, THE PARTIES AGREE THAT UNLESS OTHERWISE MUTALLY AGREED UPON BETWEEN SPYGLASS AND RESELLER IN A SEPARATE WRITING SIGNED BY EACH PARTY’S AUTHORIZED REPRESENTATIVES FOR A SPECIFIC TRANSACTION UNDER A PUBLIC CLIENT CONTRACT, SPYGLASS’ LIABILITY WILL BE SUBJECT TO THE LIMITATION OF LIABILITY PROVISIONS (WHICH MAY PROVIDE A LIMITATION ON LIABILITY FOR DIRECT DAMAGES AND/OR A WAIVER OF CONSEQUENTIAL OR OTHER INDIRECT DAMAGES) EXPRESSLY SPECIFIED IN THE APPLICABLE PUBLIC CLIENT CONTRACT UNDER WHICH SECUREWORKS PRODUCTS AND SERVICES SUBJECT TO THE DISPUTE OR CLAIM ARE BEING PROVIDED, IF ANY.”

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be signed on the respective dates indicated below.

Dell, Inc.         SecureWorks, Inc.
(“Reseller”)                    (“Spyglass”)

By: /s/ Dennis W. Moore        By: /s/ David P. Baum
Name (Print): Dennis W. Moore        Name (Print): David P. Baum
Title: Vice President, Legal        Title: Senior Legal Director
Date: June 13, 2019        Date: June 13, 2019